EXHIBIT 3.8

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

	Filed in the Office of	Business Number
E0717912007-6
	/s/ Ross Miller	Filing Number
Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)		20130439291-94
Filed On
	Secretary of State	07/01/2013
	State of Nevada	Number of Pages
1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SinglePoint, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article #3 is amended as follows: Increase The Numbers of Shares of Authorized Capital stock to 530,000,000 Shares of Which 500,000,000 shall be Common Stock and 30,000,000 shall be preferred stock of the Corporation.

The share value of all stock shall be $0.0001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:       MAJORITY

4. Effective date and time of filing: (optional)              Date: ____________    Time: ____________

                                                                                                         (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X  /s/ Greg Lambrecht

Signature of Officer  Greg Lambrecht, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 3-6-09